         As filed with the Securities and Exchange Commission on March 31, 2006
Registration No. ___-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	77-0192527

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3760 Rocky Mountain Avenue Loveland, CO	80538

(Address of principal executive offices)	(Zip code)

1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION

(Full title of the plan)

Robert B. Grieve Chairman and Chief Executive Officer HESKA CORPORATION 3760 Rocky Mountain Avenue Loveland, CO 80538 (970) 493-7272

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value	1,500,000	$1.05	$1,575,000	$168.53

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on March 28, 2006.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

         This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering 1,500,000 shares of common stock, $0.001 par value, of Heska Corporation (the “Registrant”), reserved for issuance under the 1997 Stock Incentive Plan of Heska Corporation (the “Plan”). These shares are additional securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

        The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124, February 11, 1999, File No. 333-72155, May 31, 2000, File No. 333-38138, February 7, 2001, File No. 333-55112, February 4, 2002, File No. 333-82096, January 31, 2003, File No. 333-102871, February 11, 2004, File No. 333-112701 and March 8, 2005, File No. 333-123196 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s latest Annual Report on Form 10-K (File No. 333-72155) for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2005.

(3)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed with the Commission on April 24, 1997.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number	Description

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Heska Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on March 31, 2006.

HESKA CORPORATION BY: /s/ Robert B. Grieve —————————————— Robert B. Grieve, Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Grieve and Jason A. Napolitano, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Grieve ———————————————— Robert B. Grieve	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	March 31, 2006

/s/ Jason A. Napolitano ———————————————— Jason A. Napolitano	Executive Vice President and Chief Financial Officer (Principal Financial Officer) & Secretary	March 31, 2006

/s/ Michael A. Bent ———————————————— Michael A. Bent	Vice President, Controller and Principal Accounting Officer	March 31, 2006

/s/ William A. Aylesworth ———————————————— William A. Aylesworth	Director	March 31, 2006

/s/ Elisabeth DeMarse ———————————————— Elisabeth DeMarse	Director	March 31, 2006

/s/ A. Barr Dolan ———————————————— A. Barr Dolan	Director	March 31, 2006

/s/ Peter Eio ———————————————— Peter Eio	Director	March 31, 2006

/s/ G. Irwin Gordon ———————————————— G. Irwin Gordon	Director	March 31, 2006

/s/ Tina S. Nova, Ph.D. ———————————————— Tina S. Nova, Ph.D.	Director	March 31, 2006

/s/ Lynnor B. Stevenson, Ph.D. ———————————————— Lynnor B. Stevenson, Ph.D.	Director	March 31, 2006

/s/ John F. Sasen, Sr. ———————————————— John F. Sasen, Sr.	Director	March 31, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Heller Ehrman LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).